Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (file No. 333-249998) of our report dated July 13, 2020, relating to the financial statements of Dito Inc. (now known as Gaming Technologies Inc.) as of December 31, 2019 and 2018 and for the years then ended.  We also consent to the reference to our firm under the caption "Experts".

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

January 22, 2021